CMA NEW JERSEY

PROPOSAL 1, 2, & 3 HAVE PASSED
PROPOSAL # 4 INVESTMENT RESTRICTIONS HAS BEEN ADJOURNED TO 10/18/01

				Proxy Results - CMA NEW JERSEY MUNICIPAL MONEY FUND
				Initial Meeting Date: August 24, 2001 POSTPONE
				1st Meeting Date: September 20, 2001

				Record Date: June 1, 2001
				As of: September 20, 2001

					Units Voted

				Votes Needed
		Shares Needed	Outstanding	'50% + 1		Shares Withheld		Total Units
	Fund	To Pass	Shares	of Shares Voted	For	From Voting		Voted

1)	DIRECTORS:
	Ronald W. Forbes	-604,897,093	1,224,310,794	612,155,398	1,217,052,491	7,233,703		1,224,286,194
	Terry K. Glenn	-600,713,828	1,224,310,794	612,155,398	1,212,869,226	11,416,968		1,224,286,194
	Cynthia A. Montgomery	-604,962,555	1,224,310,794	612,155,398	1,217,117,953	7,168,241		1,224,286,194
	Charles C. Reilly	-604,826,682	1,224,310,794	612,155,398	1,216,982,080	7,304,114		1,224,286,194
	Kevin A. Ryan	-604,767,884	1,224,310,794	612,155,398	1,216,923,282	7,362,912		1,224,286,194
	Roscoe S. Suddarth	-604,616,394	1,224,310,794	612,155,398	1,216,771,792	7,514,402		1,224,286,194
	Richard R. West	-605,118,084	1,224,310,794	612,155,398	1,217,273,482	7,012,712		1,224,286,194
	Edward D. Zinbarg	-604,917,399	1,224,310,794	612,155,398	1,217,072,797	7,213,397		1,224,286,194

				Votes Needed
		Shares Needed	Outstanding	TWO-THIRDS				Total Units
		To Pass	Shares	of Outstanding Shares	For	Against	Abstain	Voted

2)	Reorganize into a "Master/Feeder"	-378,972,254	1,224,310,794	816,207,196	1,195,179,450	22,118,078	6,988,667	1,224,286,195
	structure

				Votes Needed
		Shares Needed	Outstanding	50% + 1 of				Total Units
		To Pass	Shares	Outstanding Shares	For	Against	Abstain	Voted

3)	To divide the Fund's shares into Additional	-581,209,552	1,224,310,794	612,155,398	1,193,364,950	23,927,659	6,993,586	1,224,286,195
	classes

Voting Requirements:
The Quorum consists one-third of the shares outstanding, present in person or by proxy.
Proposals 1 & 3 requires the affirmative vote of the majority of the shares represented at the Meeting
Proposal 2 requires the affirmative vote of two-thirds of the shares entitled to vote

Last Updated on 11/28/2001
By MLMAG